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                                                                   EXHIBIT 10.42

               SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
               --------------------------------------------------

         This Separation Agreement and General Release of Claims (this "Agreement") is executed effective July 29, 2004 (the "Effective Date") by and between Island Pacific Inc. ("Company") and STEVEN BECK, ("Employee") a resident of Pennsylvania, who agree as follows:

                                    RECITALS

         This Agreement is made with reference to the following recital of essential facts:

         A. Company and Employee (also collectively herein referenced singularly as a "Party" or collectively the "Parties") desire to terminate Employee's employment on mutually agreeable terms.

         B. Company, its Affliates, and Employee further desire to fully and finally resolve any and all claims, whether pending or prospective, that Employee may have as a result of his employment relationship with Company in order to avoid the expense and uncertainty of litigation. (For purposes of this Agreement, references to "Affiliate" and "Affiliates" shall be defined as any person or entity that directly or indirectly controls, is controlled by, or is under common control with Company, and shall be included in singular references to Company where required by context.)

         C. Company is willing to provide Employee with certain employment related compensation and severance benefits described below, on the terms and conditions set forth in this Agreement.

         D. As a material inducement for the Company entering into this Agreement, Employee agrees to release any and all claims against the Company, as more fully set forth below.

         NOW THEREFORE in consideration of the foregoing Recitals and the mutual covenants and conditions contained herein, Company and Employee hereby further agree as follows:

1. CONSIDERATION: In accordance with the terms of this Agreement and as full and final satisfaction of the employment related sums owing or claimed by Employee (whether in the form of salary, bonus, commission, or otherwise) Company agrees pay to Employee, subject to prior execution of this Agreement by the Parties and subject to all state and federal withholding and tax requirements, the sum of $325,000.00 ("Total Settlement Sum"), payable as follows:

         A. The sum of one hundred and nine thousand dollars ($109,000.00) to be remitted by Company to Employee immediately subsequent to the Parties' execution of this Agreement; and

         B. Commencing August 15, 2004, four equal monthly installments of fifty-four thousand dollars ($54,000.00) to be remitted by Company to Employee on the fifteenth (15th) day of each calendar month in accordance with Company's normal end of month payroll dates.

2. RETURN OF COMPANY PROPERTY. Upon delivery of this Agreement to Employee, Employee shall return to the Company all property belonging to the Company, including without limitation, all laptops, office keys, credit cards, and Confidential Material and Proprietary Information (as defined below). For purposes of this Agreement, Confidential Material and Proprietary Information shall mean all equipment, tangible Proprietary Information, contracts, customer lists, computer disks, CD-Roms (or other computer-generated files or data),

                                                                   Employee_____
                                                                   Company _____

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promotional materials, financial information or documents, performance standards and other confidential information, proprietary information and similar items of the Company, or licensed to the Company, including without limitation, trade secrets and copyrighted materials, and any other Confidential Material and Proprietary Information as defined in Employee's Confidentiality and Non-Competition Agreement. Company Property, Confidential Information and/or Proprietary Information shall also include copies or derivations of the foregoing, created on any medium, prepared or obtained by Employee in the course of or incident to his employment with Company.

3. FURTHER OBLIGATIONS OF PARTIES.

         A. EMPLOYER OBLIGATIONS - CONSOLIDATED OMNIBUS BUDGET RECONCILIATION ACT OF 1985 ("COBRA"). Following the Continuation Period, Company shall provide Employee COBRA benefits as required by law, with Employee to pay the COBRA premiums.

         B.       EMPLOYEE OBLIGATIONS.

                  (i) Termination. Employee agrees that his employment with Company is terminated as of the Effective Date of this Agreement. As such, Employee shall be deemed to have resigned from all offices and directorships then held with Company or any Affiliate after said date.

                  (ii) Notice. For so long as Company is providing COBRA benefits, Employee shall provide Company advance written notice of (a) the effective date of any subsequent employment, and (b) the effective date of coverage under any applicable benefit plan with such employer.

                  (iii) Future Employment. Employee shall not at any time after the Effective Date seek employment with Company and agrees that Company shall not at any time after such date be under any obligation to employ him.

                  (iv) Dismissal. Promptly upon the execution of this Agreement, Employee shall cause to be dismissed in their entirety and with prejudice any and all lawsuits, administrative proceedings, and other actions against Company involving Employee.

                  (v) Cooperation. Employee shall cooperate with Company in (a) the orderly transfer of Employee's responsibilities to other person(s); and (b) the defense of any action brought by any third party against Company that relates in any way to Employee's acts or omissions while employed by Company.


                  (vi) Inventions. Employee specifically acknowledges and reaffirms the obligations contained in Employee's Confidentiality and Non-Competition Agreement regarding assignment of inventions to Company.

4. RELEASE OF CLAIMS. As a material inducement to the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and the Company's stockholders, predecessors, successors, assigns, affiliates, agents, directors, officers, employees, representatives, attorneys, and all persons acting by, through, under or in

                                                                   Employee_____
                                                                   Company _____

                                       2
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concert with any of them (collectively, the "Released Parties"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, including without limitation, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, including without limitation, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, wrongful discharge in violation of public policy, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including without limitation:
(1)Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2)42 U.S.C. Section 1981 (discrimination);
(3)29 U.S.C. Section 206(d)(1) (equal pay); (4)29 U.S.C. Section 621 et. seq. (age discrimination); (5)the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); (6)Executive Order 11246 (race, color, religion, sex and national origin discrimination);
(7)Executive Order 11141 (age discrimination); (8)Section 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); (9)California Labor Code (wages, hours, and other regulations of employment); and (10)the Employee Retirement Income Security Act of 1974 (ERISA) (denial of employee benefits), but excluding any claims under this Agreement (collectively, "Employee Claims"), which Employee now has, owns or holds, or claims to have, own or hold, or which Employee at any time previously had, owned or held, or claimed to have, owned or held.

5. WAIVER OF STATUTORY RIGHTS. Employee hereby waives all rights and Employee Claims against the Released Parties which may exist under California Civil Code section 1542 and/or any similar state or federal law. California Civil Code section 1542 provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

6. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants that:

         6.1 Employee does not possess any Confidential Material or Proprietary Information as defined in Section 2, above, and has returned all property of Company, including without limitation all laptops, credit cards, keys, telephones, pagers, and any other tangible or intangible property of Company. If Company reasonably believes that Employee continues to possess any Confidential Material or Proprietary Information, or is in breach of any of his continuing obligations under this Agreement, Company shall be entitled to injunctive relief (in addition to any other remedies at law or equity) to enforce such provisions, without the necessity for Company to post any type of bond or similar undertaking.

         6.2 Except for the sums expressly set forth in Section 1 above, Employee is not entitled to any "vacation pay," any "sick pay," any "back pay," or any other compensation or reimbursement which has not already been paid by the Company to Employee as of the date of this Agreement;

         6.3 Employee has never been injured in any manner while working for or on behalf of the Company and has not been injured or suffered any ailment as a result of his employment for the Company; and

                                                                   Employee_____
                                                                   Company _____

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         6.4 Employee represents and acknowledges he owns an option to purchase
1,620,754 shares of Company common stock exercisable at $0.28 per share that shall expire on September 3, 2005.

7. NON-INTERFERENCE. The Parties agree that they will refrain from interfering with the other Party's business and contractual relationships and will cooperate with each other concerning questions related to Employee's prior dealings with Company. Except as otherwise expressly provided by this Agreement, or unless compelled by a validly issued subpoena, each Party specifically agrees not to initiate, participate, or cooperate in any legal, administrative, investigative or other adversary proceedings contemplated or initiated by any persons or entities not a party to this Agreement, whether against the Employee or the Company, any of its affiliates, or its employees.

8. NON-COMPETITION. Employee shall not engage, directly or indirectly, in any activity or business that might be competitive with or pose a conflict of interest to Company or any Affiliate. Employee further acknowledges and agrees that during his employment with Company, he has had access to confidential information and that the activities forbidden by this subsection would necessarily involve the improper use or disclosure of this confidential information. To forestall this use or disclosure, Employee agrees that for a period of one (1) year following the termination of his employment with Company, Employee shall not, directly or indirectly, (i) divert or attempt to divert from Company (or any Affiliate) any business of any kind in which it is engaged; (ii) employ or recommend for employment any person employed by Company (or any Affiliate); or (iii) engage in any business activity that is competitive with Company (or any Affiliate) in any state where Company conducts its business, unless Employee can prove that any of the above actions was done without the use of confidential information. In addition to the above restrictions on non-competitive activity, and regardless of whether any use of confidential information is involved, Employee agrees that for a period of one (1) year following the termination of his employment with Company, Employee shall not, directly or indirectly, (i) solicit or contact any customer of Company (or any Affiliate) known to Employee (while he was employed by Company) to have been a customer for purpose of competing with Company or as a means of interfering with Company's contractual or economic relationship with said customer ; or (ii) solicit for employment any person employed by Company (or any Affiliate).

9. CONFIDENTIALITY. Except as essential to the consummation of the transactions under this Agreement, or as otherwise required by law, (i) Employee and Company shall maintain absolute confidentiality of this Agreement and the transactions under this Agreement, and (ii) Employee and Company shall not make or allow any notices, statements, disclosures, communications or news releases concerning the existence or content of this Agreement or any transaction under this Agreement. Nothing in this Paragraph shall prevent Employee or Company from disclosing to their respective legal counsel, tax consultants and/or financial advisors the existence and terms of this Agreement or any transaction under this Agreement.

10. NON-DISPARAGEMENT. Neither Party shall disparage nor otherwise publish or communicate "derogatory" statements, (factual, opinion, or otherwise), about the other, be it orally or in writing. For purposes of this Agreement, "derogatory" shall be defined as a statement that detracts in any way from, or tends to shed a negative light upon, another's character, standing, reputation, financial viability, or business practices. Employee shall further not disparage any Affiliate, or any of Company's officers or employees.

                                                                   Employee_____
                                                                   Company _____

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11. LIQUIDATED DAMAGES. Each Party to this Agreement acknowledges that the actual damages for any breach of paragraphs 7, 8, 9 or 10, would be extremely difficult to fix. Accordingly, if either Party is found, by a duly appointed arbitrator or court of competent jurisdiction, to have breached the provisions of paragraphs 7, 8, 9, or 10, the breaching Party shall pay the other party the reasonable sum of $10,000 as liquidated damages for each violation of his or its respective obligations in those paragraphs of this Agreement.

12. NO ADMISSION OF LIABILITY. The Parties understand and agree that this is a compromise settlement of disputed claims and that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by Company. The liability for any and all claims is expressly denied by Company.

13. GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

14. VENUE AND JURISDICTION. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the Parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement.

15. ATTORNEY'S FEES. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any Party(ies) against any other Party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with Civil Rights Claims as defined in this Agreement, the prevailing Party(ies) in such Proceeding shall be entitled to recover from the unsuccessful Party(ies) all costs, expenses, actual attorney's and expert witness fees, relating to or arising out of (1) such Proceeding (whether or not such Proceeding proceeds to judgment), and (2) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorneys' and expert witness fees.

16. MODIFICATION/WAIVERS. This Agreement may be modified only by a contract in writing executed by the Party to this Agreement against whom enforcement of the modification is sought. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

17. ENTIRE AGREEMENT. The Parties understand and agree that the express terms of this Agreement recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, Company, or any other Released Party on any subject whatsoever, except as expressly set forth in this Agreement; and that all agreements and understandings between the Parties on any subject whatsoever are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings among Employee, Company, and any other Released Party, whether written or oral,

                                                                   Employee_____
                                                                   Company _____

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express or implied, with respect to any subject whatsoever, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Agreement as having continued effect.

18. INDEPENDENT COUNSEL/DRAFTING AMBIGUITIES. Each Party to this Agreement has reviewed and has had the opportunity to revise this Agreement and has had the opportunity to have such Party's legal counsel review and revise this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

19. ARBITRATION OF DISPUTES. To the fullest extent permitted by law, all claims that Employee may have against Company or any other Released Party, or which Company may have against Employee, of any kind, including, but not limited to, all claims in any way related to (i) the subject matter, interpretation, application, or alleged breach of this Agreement, (ii) the employment or termination of Employee, or (iii) Employee's efforts to find subsequent employment ("Arbitrable Claims") shall be resolved by arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state, or local law, statute, or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include (to the fullest extent permitted by law) any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended, and as augmented by this Agreement. The decision of the arbitrator shall be in writing and shall include a statement of the essential conclusions and findings upon which the decision is based. Arbitration shall be final and binding upon the Parties and shall be the exclusive remedy for all Arbitrable Claims. Either Party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either Party may, at its option, seek injunctive relief pursuant to section 1281.8 of the California Code of Civil Procedure. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING WITHOUT LIMITATION ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY, OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

20. SEVERABILITY . If any clause, provision, sentence or paragraph herein is deemed to be unenforceable under the laws of the State of California, then such portion of this document shall be deemed deleted and shall not affect the balance of this document which shall be construed without such unenforceable provision.

21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document.

22. COVENANT NOT TO SUE. Employee shall not sue or initiate against any Released Parties any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to the released Employee Claims.

                                                                   Employee_____
                                                                   Company _____

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23. NOTICES. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand, upon facsimile transmission to Company (but only upon receipt by Employee of a written confirmation of receipt), or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to Company or to Employee at the corresponding address or fax number (if any) below. The Parties shall be obligated to notify each other in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this Section.

Company' Notice Address:

     ATTN: CFO
     Island Pacific, Inc.
     3252 Holiday Court, Ste. 208
     La Jolla, CA  92037

Employee's Notice Address:

     Steven Beck
     _____________________
     _____________________
     _____________________
     _____________________

24. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Employee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Employee represents that he has not previously assigned or transferred any claims or rights released by him pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of the Released Party. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

25. REPRESENTATION BY COUNSEL. The Parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each Party's own judgment and not on any representations or promises made by the other Party, other than those contained in this Agreement.

26. PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT. Employee understands that he has a period of twenty-one (21) days from his receipt of this Agreement to review and consider this Agreement before signing this Agreement. Employee further understands that he may use as much of this 21-day period as he wishes before signing this Agreement.

27. EMPLOYEE'S RIGHT TO REVOKE AGREEMENT. Employee may revoke this Agreement within seven (7) days after he signs this Agreement. Revocation may be made by delivering a written notice of revocation to Company as more particularly set forth in this Agreement at the Section titled "Notices". For such revocation to be effective, written notice must be received by no later than the close of business on the seventh day after Employee signs this Agreement.

                                                                   Employee_____
                                                                   Company _____

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EMPLOYEE                                     COMPANY-ISLAND PACIFIC, INC.

                                             By:________________________________
_________________________________                      [Printed Name]
Steven Beck                                  Its:_______________________________





                                                                   Employee_____
                                                                   Company _____


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